Calculation of Filing Fee Tables
S-1
Kodiak AI, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share, underlying the Series A Preferred Stock	457(a)	46,289,055	$ 7.38	$ 341,613,225.90	0.0001381	$ 47,176.79
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share	457(a)	15,568,887	$ 7.38	$ 114,898,386.06	0.0001381	$ 15,867.47
Fees to be Paid	3	Equity	Common stock, par value $0.0001 per share, underlying warrants	457(a)	17,769,375	$ 7.38	$ 131,137,987.50	0.0001381	$ 18,110.16
Fees to be Paid	4	Equity	Common stock, par value $0.0001 per share, underlying warrants	457(a)	7,606,666	$ 7.38	$ 56,137,195.08	0.0001381	$ 7,752.55
Fees to be Paid	5	Equity	Common stock, par value $0.0001 per share	457(a)	58,259,206	$ 7.38	$ 429,952,940.28	0.0001381	$ 59,376.50
Fees to be Paid	6	Equity	Common stock, par value $0.0001 per share, underlying warrants	457(a)	24,999,990	$ 7.38	$ 184,499,926.20	0.0001381	$ 25,479.44
Fees to be Paid	7	Equity	Common stock, par value $0.0001 per share, underlying warrants	Other	14,300,000	$ 11.50	$ 164,450,000.00	0.0001381	$ 22,710.54
Fees to be Paid	8	Equity	Warrants exercisable for Common Stock	Other	14,300,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,422,689,661.02		$ 196,473.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 196,473.45
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 46,289,055 shares of the Registrant's Common Stock issuable by the Registrant upon the conversion of the Series A Preferred Stock (as defined in this Registration Statement). These shares are registered for issuance and resale in this Registration Statement. The proposed maximum aggregate offering price ("PMOPU") is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share.

[2]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 15,568,887 shares of the Registrant's Common Stock, or Earn Out Shares (as defined in this Registration Statement), issuable by the Registrant to certain securityholders who held securities of Kodiak Robotics, Inc. These shares are registered for issuance and resale in this Registration Statement. The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share.

[3]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 17,769,375 shares of the Registrant's Common Stock issuable by the Registrant upon the conversion of the PIPE Warrants (as defined in this Registration Statement). These shares are registered for issuance and resale in this Registration Statement. The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share.

[4]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 7,606,666 shares of the Registrant's Common Stock issuable by the Registrant upon the conversion of the Non-Redemption Agreement Warrants (as defined in this Registration Statement). These shares are registered for issuance and resale in this Registration Statement. The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share

[5]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of an aggregate of 58,259,206 shares of Common Stock registered for resale in this Registration Statement, comprised of (i) 38,657,638 Consideration Shares (as defined in this Registration Statement), (ii) 12,500,000 shares of SPAC Sponsor Contribution Shares (as defined in this Registration Statement), which includes 6,250,000 shares of SPAC Sponsor Earn Out Shares (as defined in this Registration Statement, (iii) 3,591,627 shares of SPAC Sponsor Affiliate Investor Shares (as defined in this Registration Statement), (iv) 2,050,394 shares of Co-Invest Investor Shares (as defined in this Registration Statement), (v) 1,091,519 shares of Legacy Kodiak Advisor Shares (as defined in this Registration Statement), and (vi) 368,028 shares of Non-Redemption Agreement Shares (as defined in this Registration Statement). The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share.

[6]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of an aggregate of 24,999,990 shares of Common Stock issuable by the Registrant upon the conversion of the Public Warrants (as defined in this Registration Statement). These shares are registered for issuance and resale in this Registration Statement. The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on October 3, 2025, which was approximately $7.38 per share.

[7]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of an aggregate of 14,300,000 shares of Common Stock issuable by the Registrant upon the conversion of the Private Placement Warrants (as defined in this Registration Statement). These shares are registered for issuance and resale in this Registration Statement. Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

[8]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of an aggregate of 14,300,000 Private Placement Warrants (as defined in this Registration Statement) registered for resale in this Registration Statement. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A